                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 333-91347, 333-84187, 333-69385 and 333-68755, of Conexant Systems, Inc. on Form
S-8 and Registration Statement Nos. 333-82399 and 333-70085, of Conexant Systems, Inc. on Form S-3 of our report dated October 29, 1999, appearing in this Annual Report on Form 10-K of Conexant Systems, Inc. for the year ended September 30, 1999.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
December 6, 1999